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                                  EXHIBIT 10.7

                               EMPLOYMENT CONTRACT
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     THIS EMPLOYMENT CONTRACT (the "Contract") is made on _________, 199_, between VIVRA INCORPORATED, a Delaware Corporation ("VIVRA") and _________, an
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individual ("Employee").

     Recitals
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     Employee and VIVRA agree:

     1.   Definitions.  As used in this Contract, the following terms have the
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following meanings:

     1.1  Board.  "Board" means the Board of Directors of VIVRA.
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     1.2  Cause.  "Cause" means:
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     1.2.1  Breach or Neglect.  Breach of any material provision of this
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Contract by Employee or breach or habitual neglect by Employee of her duties as an officer or employee of VIVRA, other than by reason of Permanent Disability;

     1.2.2  Dishonesty.  Any dishonesty, defalcation or fraud of Employee in
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connection with the performance of her duties as an officer or employee of
VIVRA;

     1.2.3  Misconduct or Negligence.  Any gross or willful misconduct or gross
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negligence by Employee in the performance of her duties as an officer or employee of VIVRA; or

     1.2.4  Other Conduct.  Egregious conduct by Employee which has brought
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VIVRA into public disgrace or disrepute.

     1.3  Change of Control.  "Change of Control" means a "Change in Control" as
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defined in VIVRA's 1989 Stock Incentive Plan, as may be amended from time to time, except that for purposes of this Agreement, a Change of Control does not include a purchase of securities or assets by a management-led purchasing group in which Employee is given a reasonable opportunity to participate.

     1.4  Compete.  "Compete" means either directly or indirectly to own,
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initiate, manage, operate, join, control, advise, assist, consult with or participate in the ownership, operation, management or control (other than as an owner of less than five percent (5%) of the equity of any entity) of any Person in the U.S. engaged in the VIVRA Businesses or to lease or sell real or personal property to any such business.


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     1.5  Confidential Information.  "Confidential Information" means all
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information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of VIVRA or any affiliated company, except information which: (i) is or becomes generally available to the public or publicly known other than as a result of disclosure in breach of any obligation of confidentiality; (ii) was or becomes available to Employee on a nonconfidential basis from a source other than VIVRA or its agents or affiliates; (iii) is disclosed pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law; or (iv) was otherwise known or available to Employee without any obligation of confidentiality.

     1.6  Discretionary Bonus.  A bonus described in paragraph 3.1.2.
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     1.7  Exchange Act.  "Exchange Act" means the Securities Exchange Act of
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1934, as amended.

     1.8  Fiscal Year.  "Fiscal Year" means VIVRA's annual accounting period for
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financial accounting and reporting purposes, which currently is the period from each December 1 to and including the next following November 30.

     1.9  Permanent Disability.  "Permanent Disability" means any mental or
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physical illness, disease or condition which results in Employee's inability to perform her duties during normal working hours for a period expected to exceed six consecutive months.

     1.10  Person.  "Person" means any individual, corporation, partnership,
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business trust, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof.

     1.11  Salary.  "Salary" means $_________ annual base compensation.
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     1.12  VIVRA Businesses.  "VIVRA Businesses" means any business in which
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VIVRA is engaged at the date of termination of Employee's employment pursuant to this Contract and for which VIVRA has a business plan in place.

     2.   Employment and Duties.
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     2.1  Position.  Pursuant to this Contract, VIVRA shall employ and Employee
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shall serve VIVRA as ____________ of VIVRA.

     2.2  Time and Effort.  While Employee is employed by VIVRA pursuant to the
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Contract, Employee shall devote her full productive business time, efforts, energies and abilities to VIVRA and its subsidiaries and shall not render services to any other Person without the written consent of VIVRA's Chief

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Executive Officer.  Employee, however, shall not be precluded from engaging in civic, charitable or religious activities.

     2.3  Place of Business.  During Employment, Employee's principal place of
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business shall be in ____________________, unless (i) VIVRA and Employee mutually agree to relocation or (ii) VIVRA terminates the majority of its operations in such location.

     3.   Compensation, Reimbursement and Benefits.
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     3.1  Compensation.  While Employee is employed by VIVRA pursuant to this
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Contract:

     3.1.1  Salary.  VIVRA shall pay the Salary to Employee in equal
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semi-monthly installments, in accordance with VIVRA's general practice and subject to legally required withholdings.

     3.1.2  Discretionary Bonuses.  VIVRA may award Discretionary Bonuses to
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Employee as determined by the Board and VIVRA's Chief Executive Officer in their sole discretion.

     3.1.3  Performance Review.  Each year, VIVRA shall review Employee's
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performance of her duties pursuant to this Contract and shall consider (i)
adjusting the Salary and (ii) the amount of any Discretionary Bonus for the year. Nothing in this paragraph 3.1.3 shall be construed to require or obligate VIVRA to increase the Salary or to award a Discretionary Bonus.

     3.2  Expense Reimbursement and Benefits.  While Employee is employed by
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VIVRA pursuant to this Contract:

     3.2.1  Expense Reimbursement.  VIVRA shall promptly reimburse Employee,
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upon submission to VIVRA by Employee of adequate documentation, for all reasonable out-of-pocket expenses respecting entertainment, travel, meals, hotel accommodations and other like-kind expenses, in each case incurred by Employee in the interest of VIVRA's business.

     3.2.2  Insurance.  VIVRA shall provide life, medical, dental and hospital
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insurance to Employee in the amount and on the terms such insurance is provided from time to time to other VIVRA corporate employees (other than the chief executive officer).

     3.2.3  Vacation and Sick Leave.  Employee shall be entitled to paid
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vacation and sick leave each year of the same duration and under the same conditions as other VIVRA corporate employees (other than the chief executive officer).

     3.2.4  Other Benefits.  Employee may participate in employee benefit plans
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and fringe benefit programs made available to other VIVRA corporate employees
(other than the chief executive officer) subject to the generally applicable terms and conditions of each such plan or program.


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     3.5  Vesting, etc. on Change of Control.  Whether or not Employee'
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employment terminates under this Contract pursuant to a Change of Control, all stock options and related stock appreciation rights held by Employee shall vest and become exercisable immediately upon such a Change of Control, and any restrictions on shares of stock of VIVRA or on stock units that were awarded to Employee under any plan or arrangement maintained by VIVRA for the benefit of Employee shall lapse upon the occurrence of such an event.

     4.   Protection of Business Information; Noncompetition; Nonsolicitation.
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     4.1  Nondisclosure.
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     4.1.1  Confidential Information.  In the operation, planning, development
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and expansion of the VIVRA Businesses, VIVRA has generated and will generate
Confidential Information which is and will be proprietary and confidential and the disclosure of which would be extremely detrimental to VIVRA and of great assistance to its competitors.

     4.1.2  Information Held as a Fiduciary.  All of the Confidential
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Information which is acquired by, communicated to or in any way comes into the possession or control of Employee shall be held by Employee in a fiduciary capacity for the exclusive benefit of VIVRA.

     4.1.3  Nondisclosure Covenant.  As a material part of the consideration for
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this Contract, Employee shall not disclose any Confidential Information to any
Person, without the consent of VIVRA.

     4.1.4  Following Employment.  Upon termination of this Contract, Employee
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shall promptly relinquish and return to VIVRA all Confidential Information and all files, correspondence, memoranda, diaries and other records, minutes, notes, manuals, papers and other documents and data, however prepared or memorialized, and all copies thereof, belonging to or relating to the business of VIVRA, that are in Employee's custody or control whether or not they contain Confidential Information, and shall promptly provide VIVRA with a written statement attesting to compliance with this paragraph.

     4.2  Noncompetition Covenant.  As a material part of the consideration for
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this Contract, while Employee is employed by VIVRA pursuant to this Contract and for a period of one (1) year thereafter, Employee shall not Compete or plan or prepare to Compete with VIVRA; provided, however, that during the __________ following employment, Employee may seek employment to commence after expiration of such one-year period, so long as such activity would not effectively constitute Competing.

     4.3  Nonsolicitation Covenant.  As a material part of the consideration for
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this Contract, while Employee is employed by

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VIVRA pursuant to this Contract and for a period of ____________ thereafter,
Employee shall not solicit employees or independent contractors of VIVRA for employment other than for the VIVRA Businesses.

     4.4  Scope and Duration; Severability.  VIVRA and Employee understand and
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agree that the scope and duration of the covenants contained in this Section 4 are reasonable both in time and area and are fairly necessary to protect the business of VIVRA. Nevertheless, it is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and area to the extent that they may be made so operative and, if any part of them is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

     4.5  Injunction.  Employee understands and agrees that, due to the highly
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competitive nature of the health care industry, the breach of any of the covenants set out in Subsections 4.1, 4.2 and 4.3 will cause irreparable injury to VIVRA for which it will have no adequate monetary or other remedy at law. Therefore, VIVRA shall be entitled, in addition to such other remedies as it may have hereunder, to a temporary restraining order and to preliminary and permanent injunctive relief for any breach or threatened breach of the covenants without proof of actual damages that have been or may be caused hereby. In addition, VIVRA shall have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available.

     4.6  Assignment.  Employee agrees that subject to paragraph 5.2.2, the
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covenants contained in paragraph 4 shall inure to the benefit of any successor or assign of VIVRA with the same force and effect as if such covenants had been made by Employee on behalf of such successor or assign.

     5.   Termination.  Employee's employment under this Contract may be
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terminated as provided in Subsection 5.1 with the consequences set out in
Subsection 5.2.

     5.1  Termination of Employment.  Employee's employment may be terminated by
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VIVRA or Employee at any time upon ___________ written notice or by VIVRA immediately for Cause.



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     5.2  Effect of Termination.  Upon Employee's termination of employment, the
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parties shall have the following rights and  obligations:

     5.2.1  General Rule.  Except as provided in Subsections 5.2.2 through
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5.2.4, if Employee's employment is terminated by  VIVRA or Employee for any reason, she shall be paid sixty (60) days' Salary but she shall not have any other right to receive the Salary or any other bonuses or benefits described in
Section 3 after the date of termination, but Employee shall be obligated to VIVRA as provided in Section 4. Employee's employment shall be deemed to terminate if Employee, without her written consent, (i) is required to relocate from the ___________________ area or assigned any duties or responsibilities that are inconsistent in any significant respect with the scope of the duties and responsibilities associated with his position, or (ii) following the appointment of a new chief executive officer of VIVRA, suffers a reduction or change in the authority, duties or responsibilities associated with his position, including a change in his reporting relationship with the Chief Executive Officer of VIVRA, following which he reasonably determines that he can no longer carry out the duties and responsibilities of his position.

     5.2.2  Change of Control.  If Employee's employment is terminated by VIVRA
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or any successor entity within ____________ after a Change of Control for any reason except for Cause, she shall be entitled to a cash payment to be made by VIVRA or the successor entity within thirty (30) days after the date of such termination equal to _______________, and she shall be obligated to VIVRA as provided in Section 4.

     5.2.3  By VIVRA Other Than For Cause, Permanent Disability or Death.  If
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Employee's employment is terminated by VIVRA other than for Cause, Permanent
Disability or death, she shall be obligated to VIVRA as provided in Section 4, but she shall have the right to receive a cash payment to be made by VIVRA within thirty (30) days after such termination equal to ___________________.

     5.2.4  Due to Permanent Disability or Death.  If Employee's employment
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terminates due to her Permanent Disability or death, she (or her Beneficiary)
shall be entitled to be paid an amount equal to ______________ and Employee shall be obligated to VIVRA as provided in Section 4.

     5.3  Withholding.  Anything in this Contract to the contrary
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notwithstanding, all payments required to be made to Employee under this
Contract shall be subject to the withholding of such amounts, if any, for income and other payroll taxes and deductions as VIVRA may reasonably determine should be withheld pursuant to any applicable law or regulation.



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     6.  Miscellaneous.
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     6.1  Assignment by VIVRA.  This Contract may be assigned to any successors
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or assigns of VIVRA.

     6.2  Nonassignability by Employee.  Employee shall not assign, transfer,
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pledge or hypothecate any rights, interests or benefits created hereunder or hereby. Any attempt to do so contrary to the provisions of this Contract, and any levy of any attachment, execution or similar process created thereby, shall be null and void and without effect.

     6.3  Spendthrift Provision.  Prior to actual receipt by Employee, no right
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or benefit under this Contract and, without limitation, no interest in any payment hereunder shall be: (i) anticipated, assigned or encumbered or subject to any creditor's claim or subject to execution, attachment or similar legal process, or (ii) applied on behalf of or subject to the debts, contracts, liabilities or torts of the Person entitled or who might become entitled to such benefits, or subject to the claims of any creditor of any such person.

     6.4  Mediation.  If any controversy, question or dispute arises out of or
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relating to the construction, application or enforcement of this Contract, it shall be settled by mediation as follows:

     6.4.1  Appointment of Mediator.  Within five (5) days after the delivery of
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written notice of any dispute from one party to the other, the party delivering the notice shall contact the American Arbitration Association and request the appointment of a mediator.

     6.4.2  Finality.  The determination of the mediator shall be final and
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conclusive on Employee and VIVRA.

     6.4.3  Rules.  The mediation shall be conducted in accordance with the
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rules of the American Arbitration Association, and judgment on any award rendered by the mediator may be entered in any court having jurisdiction.

     6.4.4  Fees and Costs.  All fees and costs of mediation shall be borne by
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VIVRA and Employee as determined by the mediator.

     6.5  Notices.  Any notice provided for by this Contract and any other
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notice, demand or communication which either party may wish to send to the other
(the "Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery, or (ii) registered or certified mail, return receipt requested, in a sealed envelope, postage prepaid, addressed to the party for which such notice is intended as follows:

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If to VIVRA:

     VIVRA Incorporated
     Board of Directors
     400 Primrose, Suite 200
     Burlingame, CA  94010

If to Employee:

     ________________
     ________________
     ________________

     6.5.1  Change of Address.  Any address or name specified in this paragraph
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6.5.1 may be changed by a Notice given by the addressee to the other party in accordance with paragraph 6.5.1.

     6.5.2  Effective Date of Notice.  All notices shall be given and effective
            ------------------------
as of the date of personal delivery thereof or the date of receipt set forth on the return receipt. The inability to deliver because of a changed address of which no Notice was given, or rejection or other refusal to accept any Notice shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

     6.6  Limitation on Payments.  In the event that it is determined by counsel
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(or any other tax advisor) approved by both Employee and VIVRA that any compensation payable hereunder, alone or when aggregated with other compensation payable to Employee, would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the net, after-tax amount that Employee would realize from the compensation hereunder and from all other sources, considering Employee's federal and state income tax brackets and the effect of any nondeductible excise tax, would be greater if the compensation payable hereunder were reduced, then the compensation payable hereunder shall be reduced until Employee's after-tax compensation (taking into account state and federal income taxes, excise taxes and all other applicable taxes) is maximized.

     6.7  Counterparts.  This Contract may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.8  Entire Agreement.  This Contract constitutes the entire agreement
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between the parties with respect to the subject hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth in this Contract. No amendment, alteration or modification of this

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Contract shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by the parties.

     6.9  Governing Law; Jurisdiction.  This Contract shall be construed in
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accordance with and governed by the laws of the State of California as that
State is presently constituted. VIVRA hereby consents and submits to the jurisdiction of the state and federal courts in California in any suit for the enforcement or construction of or otherwise arising out of this Contract.

     IN WITNESS WHEREOF, this Contract has been executed and delivered by the parties, and this Contract shall be a binding obligation of each of the parties, on and as of the date set forth opposite their names.



Dated: __________, 199_
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                              VIVRA INCORPORATED



Dated: __________, 199_       By
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                              Its
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